As  filed  with  the Securities and Exchange Commission on
         January 23, 1997               Registration No. 333-20221


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                           AMENDMENT NO. 1 TO

                                 FORM S-3
                          REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933



                 MID-AMERICA APARTMENT COMMUNITIES, INC.
         ------------------------------------------------------
         (Exact name of registrant as specified in its charter)

    TENNESSEE                       6021                      62-1543819
------------------      ----------------------------     -------------------
(State or other         (Primary Standard Industrial     (I.R.S. Employer
 jurisdiction of        Classification Code Number)       Identification No.)
 incorporation or
 organization)


                      6584 Poplar Avenue, Suite 340
                        Memphis, Tennessee  38138
                 ---------------------------------------
                 (Address of principal executive office)

                             George E. Cates
                      6584 Poplar Avenue, Suite 340
                         Memphis, Tennessee  38138
                              (901) 682-6600
                 ---------------------------------------
                 (Name and address of agent for service)

                                Copies to:
                            John A. Good, Esq.
                   Baker, Donelson, Bearman & Caldwell
                      165 Madison Avenue, 20th Floor
                         Memphis, Tennessee 38103
                         Telephone (901) 577-2148

     Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   [X].

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration
statement for the  same offering.   [ ]

      If delivery of the prospectus is expected to be made
pursuant to Rule 434, please check the following box.   [ ]





THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE OR DATES AS MAY BE
NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE
REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH
SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE
WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL
THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SAID SECTION 8(a), MAY DETERMINE.

               SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on February 3, 1997.

            MID-AMERICA APARTMENT COMMUNITIES, INC.

            By:  /s/ Simon R.C. Wadsworth
                          --------------------------------------------
               Simon R.C. Wadsworth, Executive VP and Chief Financial Officer